SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

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OREGON PACIFIC BANCORP
(Name of Registrant as Specified In Its Charter)

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OREGON PACIFIC BANCORP

March 21, 2003

Dear Shareholder:

     On behalf of the Board of Directors, it is my pleasure to extend to you an invitation to attend the 2003 Annual Meeting of Shareholders (the “2003 Annual Meeting”) of Oregon Pacific Bancorp (the “Company”). We hope you can join us. The 2003 Annual Meeting will be held at:

Place:	Oregon Pacific Banking Co.	Date:	Tuesday, April 22, 2003
1355 Highway 101
	Florence, OR 97439	Time:	7:00 p.m.

     The Notice of Annual Meeting, Proxy Statement and Annual Report accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company. The principal business to be transacted at the 2003 Annual Meeting will be the election of directors in Class A whose terms expire in 2003 to three-year terms to serve on the Company’s Board of Directors and approval of the Incentive Stock Option Plan.

     After careful consideration, the Board of Directors unanimously recommends that shareholders vote FOR the election of the nominated directors to three-year terms and the Plan.

     We know that many of our shareholders will be unable to attend the 2003 Annual Meeting. We are therefore soliciting proxies so that each shareholder has an opportunity to vote on all matters scheduled to come before the meeting. Whether or not you plan to attend the 2003 Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you give in your proxy card. You may, of course, attend the 2003 Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,

A.J. Brauer, M.D. Chairman of the Board

IMPORTANT

A proxy card is enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the 2003 Annual Meeting may personally vote on all matters considered at the meeting, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

OREGON PACIFIC BANCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 22, 2003

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the “2003 Annual Meeting”) of Oregon Pacific Bancorp, an Oregon financial holding company (the “Company”), will be held at the Oregon Pacific Banking Co.’s principal executive offices, 1355 Highway 101, Florence, Oregon 97439, at 7:00 p.m. local time on Tuesday, April 22, 2003 for the following purpose:

     1.     Election of Directors. The election of three (3) directors of the Company to serve for three-year terms beginning on April 22, 2003.

     2.     Vote on Stock Incentive Plan. The approval of a proposed stock incentive plan.

     3.     Other Matters. Any other matters as may properly be raised at the 2003 Annual Meeting. The management of the Company does not intend to present any matters at the Annual Meeting other than those outlined above. As of the date of this Proxy Statement, management has no knowledge of any matters which may be presented by its shareholders at the Annual Meeting.

The nominees for election as directors are named in the enclosed Proxy Statement.

     The record date for the 2003 Annual Meeting is March 7, 2003. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the 2003 Annual Meeting or any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE 2003 ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE- PREPAID ENVELOPE IN ORDER TO ASSURE THE PRESENCE OF A QUORUM. GIVING SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE 2003 ANNUAL MEETING.

By Order of the Board of Directors

Thomas K. Grove President, Chief Executive Officer

Florence, Oregon March 21, 2003

OREGON PACIFIC BANCORP

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

Date of Proxy Statement: March 21, 2003

General

     This Proxy Statement is furnished by the Board of Directors of Oregon Pacific Bancorp, an Oregon bank holding company (the “Company”), in connection with the solicitation of proxies by the Company Board of Directors for use at the Company’s 2003 Annual Meeting of Shareholders (the “2003 Annual Meeting”), to be held at 7:00 p.m. Pacific Time on April 22, 2003 at the Oregon Pacific Banking Co.’s (the “Bank”) principal executive offices, 1355 Highway 101, Florence, Oregon 97439. This Proxy Statement and the enclosed proxy card are first being mailed to Company shareholders on or about March 21, 2003. The Bank’s 2002 Annual Report to Shareholders is being mailed to Company shareholders with this Proxy Statement.

Purposes of Annual Meeting

     1.     Election of Directors. The election of three (3) directors of the Company to serve for three-year terms beginning on April 22, 2003.

     2.     Vote on Stock Incentive Plan. The approval of a proposed stock incentive plan.

     3.     Other Matters. Any other matters as may properly be raised at the 2003 Annual Meeting. The management of the Company does not intend to present any matters at the Annual Meeting other than those outlined above. As of the date of this Proxy Statement, management has no knowledge of any matters which may be presented by its shareholders at the Annual Meeting.

Record Date and Outstanding Shares

     The only class of issued and outstanding stock of the Company is its common stock, no par value (the “Common Stock”). Only holders of record of the Common Stock at the close of business on March 7, 2003 will be entitled to vote at the 2003 Annual Meeting. On that date, the Company had 2,140,353 shares of Common Stock outstanding held by approximately 679 shareholders.

Quorum and Voting

     Each holder of Common Stock is entitled to one vote per share on each matter submitted to a vote at the 2003 Annual Meeting. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to that matter. A majority of the outstanding shares of Common Stock entitled to vote at the 2003 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the 2003 Annual Meeting.

     Holders of shares of Common Stock are not entitled to cumulative voting rights in the election of directors. A nominee for election to the Board of Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the 2003 Annual Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstentions and other non-votes (including broker non-votes) are counted in determining whether a quorum exists at the 2003 Annual Meeting, but are not counted in determining whether a proposal is approved or in determining whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by an employee of the Bank on behalf of the Company’s transfer agent, Registrar and Trust Services.

Revocability of Proxies

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy, at any time before it is exercised, by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the 2003 Annual Meeting and electing to vote in person. Attendance at the 2003 Annual Meeting, in and of itself, will not constitute revocation of a proxy. If no directions are specified, the shares will be voted (i) “FOR” the election of the directors to a three-year term recommended by the Board of Directors, (ii) to consider and act upon a proposal to adopt an Incentive Stock Option Plan, and (iii) in accordance with the discretion of the named proxies, on other matters properly brought before the 2003 Annual Meeting.

Solicitation of Proxies

     The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of preparing, printing and mailing this Proxy Statement and the proxy solicited hereby will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and other employees of the Bank, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also ask brokerage firms, bank nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of the Common Stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

PROPOSAL ONE: ELECTION OF DIRECTORS

Election of Directors and Information about Nominees

     The Company’s Articles of Incorporation authorize a Board of no less than seven (7) and no more than fifteen (15) directors. The Board of Directors is divided into three classes identified as Class 1, Class 2, and Class 3. The three current directors of the Bank in Class 1 whose terms expire in 2003 have been nominated for re-election. These nominees (the “Nominees”) for election are Lydia G. Brackney, Richard L. Yecny, and Dr. A. J. Brauer. Each Nominee, if elected, will serve as director of the Company until the third succeeding annual meeting following his or her election or until his or her successor is qualified and elected, subject to earlier termination by death, disability, resignation or removal.

     Lydia G. Brackney, age 64, has served as a director of the Bank since October 1997. Ms. Brackney served as Secretary of and a teacher with Siuslaw School District in Florence, Oregon for nine years until her retirement in 1995.

     Richard L. Yecny, age 48, has served as a director of the Bank since April 1994. Mr. Yecny, a Certified Public Accountant, is Chief Financial Officer of Peace Health Siuslaw Region since January 2001. From 1982 through 2000, he was a principal shareholder of Davis, Yecny & McCulloch, P.C., a certified public accounting firm formerly with offices in Florence and Reedsport, Oregon. Mr. Yecny is also a Chamber of Commerce board member, regional board member of the Oregon Community Foundation, and treasurer of Friends of Florence, all nonprofit organizations located in Florence.

     A.J. Brauer, M.D., age 73, has been a director of the Bank since its formation in December 1979. He served as Chairman of the Board of Directors from 1979 until 1990 and again from 1993 to the present. Dr. Brauer operated a medical practice as a physician and surgeon in Florence, Oregon for 31 years until 1989, and then served as a medical missionary in Kenya from 1990 until his retirement in 1993. Dr. Brauer also serves as a director of Peace Harbor Hospital in Florence.

     The Board of Directors recommends a vote FOR the election of all Nominees.

     The election of the Nominees requires the affirmative vote of the holders of a simple majority (50%) of the Company’s issued and outstanding common stock entitled to vote on the matter. Shares eligible to be voted, for which a properly dated and executed proxy is received by the Secretary of the Company before the 2003 Annual Meeting, will be voted in accordance with any choice specified. Where no choice is specified, eligible shares will be voted for each Nominee. If any nominee is not available for election, the proxies will be voted by the named proxy holders for such substitute Nominee as the Board of Directors may designate. Management has no reason to believe any Nominee will be unavailable to serve.

Information About the Directors Continuing in Office

     Forrest G. Grigsby, age 67, has served as a director of the Bank since 1992. Mr. Grigsby currently Vice President, and formerly President and Chief Executive Officer of Siuslaw Valley Electric, Inc., has been in the electrical contracting business in Florence, Oregon, since 1973.

     Thomas K. Grove, age 57, has served as President, Chief Executive Officer and Secretary, of the Bank since June 1984. Before joining the Bank, Mr. Grove held a number of positions with Wyoming National Bank in Casper, Wyoming. Mr. Grove also serves as a director of Peace Harbor Hospital, Friends of Florence, Siuslaw School District No. 97J and Western Lane Community Development Corporation; as an officer of Oregon Dunes Restoration Council; and serves on the advisory board at Lane Community College, all nonprofit organizations located in the Florence, Oregon area. His term expires on the date of the 2004 annual meeting of shareholders.

     R. Gary Hoberg, age 69, has served as a director of the Bank since its inception in 1979, and as Vice Chairman of the Board of Directors since April 1997. Mr. Hoberg was the owner of Hoberg’s Chevron Service, Inc. a service station in Florence, Oregon, for 30 years until 1992 and continued working there until his retirement in 1997. His term expires on the date of the 2004 annual meeting of shareholders.

     Robert R. King, age 59, has served as a director of the Bank since its inception in 1979. Mr. King has been the President and a principle shareholder of R&R King Logging, Inc., a logging company in Florence, Oregon, since 1967. He is also part owner of King Land & Cattle, LLC, a cattle ranch in the Florence area. His term expires on the date of the 2004 annual meeting of shareholders.

     Marteen L. Wick, age 52, has served as a director of the Bank since October 1997. Ms. Wick has been the owner of Kitchen Klutter, a retail kitchenware store in Florence, Oregon since 1995 and previously served as manager of that store from 1988 to 1994.

PROPOSAL TWO: APPROVAL OF 2003 STOCK INCENTIVE PLAN

     On February 26, 2003 Oregon Pacific Bancorp’s Board of Directors adopted, subject to shareholder approval, the Oregon Pacific Bancorp 2003 Stock Incentive Plan (the “Plan”). The Plan replaces a stock option plan previously approved by the shareholders of Oregon Pacific Banking Co. If approved by Bancorp shareholders, the Plan will allow Bancorp to grant stock options in connection with the hiring and retention of qualified personnel for Bancorp and its subsidiaries. Except as described below, no more than 10% of Bancorp’s issued and outstanding common stock may be issued in the form of stock options under the Plan.

     A complete copy of the Plan is attached to this Proxy Statement as Exhibit 1. Below is a summary of certain key features of the Plan. The following discussion is a summary only, and is qualified in its entirety by the complete text of the Plan attached hereto as Exhibit 1. In addition, references to certain tax matters and effects is qualified in its entirety by reference to the applicable sections of the Internal Revenue Code of 1986, as amended, together with all relevant regulations and letter rulings.

Purpose of the Plan

     The purpose of the Plan is to enable Bancorp and its subsidiaries to attract and retain experienced and able directors and employees and to motivate these individuals to exert their best efforts for Bancorp and its shareholders. Stock-based compensation is a key tool for the retention and motivation of personnel. Stock options have value only if Bancorp’s stock price increases above the fair market value of the stock on the grant date and the recipient remains on the job for the period required for the option to be exercised. In addition, stock options link the value of the grant to the value of Bancorp’s stock. This aligns the interests of the recipient with the interests of all shareholders, providing an incentive for the recipient to maximize shareholder value. Management believes that the issuance of stock options will be effective in motivating and retaining employees and directors, and that the adoption of the Plan is in the best interests of Bancorp and its shareholders.

Types of Options Available Under the Plan

     The Plan authorizes incentive stock options as defined in the Internal Revenue Code of 1986, as amended, and non-statutory stock options. Under the Plan, each stock option grant must be designated as either an incentive stock option or a non-statutory stock option. The difference between the two types of stock options arises chiefly from the tax consequences associated with the option.

Incentive Stock Options

     At the time an incentive stock option is exercised, the recipient does not recognize the gain (or loss), if any, on the difference between the exercise price and the market price of the stock covered by the option on the date of exercise. The recipient is therefore able to defer the recognition of gain (or loss) to the date on which the stock acquired through exercise is sold. This deferral of the recognition of gain for tax purposes can be of benefit to the recipient.

Non-Statutory Stock Options

     Non-statutory stock options do not provide the same potential tax benefit to the recipient. At the time of exercise, the recipient must recognize the gain (or loss), if any, on the difference between the exercise price and the market price of the stock covered by the option on the date of exercise. The recipient may therefore not defer the recognition of gain (or loss) beyond the exercise date. Non-statutory stock options are nonetheless a useful form of incentive compensation, especially in cases where incentive stock options are not available.

Persons Eligible for Grants Under the Plan

     Grants of stock options and other awards may be made under the Plan to officers and key employees of Bancorp and its subsidiaries whom Bancorp’s Board of Directors believes have made or will make an essential contribution to Bancorp. In addition, non-employee directors are eligible for non-

statutory stock options and other forms of stock-based compensation. Non-employee directors are ineligible for incentive stock options.

Other Types of Incentives Available Under the Plan

     In addition to stock options, the Plan authorizes stock bonuses, stock appreciate rights (cash incentives based on an increase in stock value), and combinations of options, bonuses and rights. Bancorp included these tools in the Plan to provide it with the greatest degree of flexibility in designing compensation tools that will maximize employee performance.

Limitation on Number of Shares Available Under the Plan

     The total number of shares of Bancorp’s common stock that may be issued under the Plan may at no time exceed in the aggregate ten percent (10%) of Bancorp’s total issued and outstanding shares of stock. For example, as of March 7, 2003 Bancorp had 2,140,353 shares of its common stock issued and outstanding, so no more than 10% of this total, or 214,035 shares of its common stock, would be available for grants under the Plan as of that date. The number of shares available under the Plan will increase if and when the number of shares of issued and outstanding common stock increase, subject to the 10% limitation. Any increase in the 10% limitation imposed by the Plan requires shareholder approval.

Implementation and Administration of the Plan

     The Plan shall be administered by Bancorp’s Board of Directors, which may adopt or amend rules and regulations for its administration. The Board may delegate the Plan’s administration to a committee of the Board. The grant of stock options shall be at the complete discretion of Bancorp’s Board, which shall retain the sole authority to make such grants. Nothing in the Plan requires the Board to make grants under the Plan in any amount, at any time, or to any group of individuals. The amount, terms, conditions and restrictions of all grants under the Plan shall be determined by the Board, subject to the limitations imposed by the Plan and by applicable law and regulation. The Board may provide in its discretion that the recipient’s rights under an incentive grant shall vest over time.

Valuation of Bancorp Common Stock

     The Plan requires that the exercise price of all stock options approved for grant under the Plan shall be the fair market value of Bancorp’s common stock on the date of grant. Since Bancorp’s common stock is infrequently traded and is listed on an exchange, the Board will choose and apply an appropriate valuation method at the time of grant, consistent with its fiduciary duties. In the event of a stock split, recapitalization or other similar event, the exercise price of outstanding options or rights already awarded shall be adjusted in order to prevent either the dilution or the enlargement of the benefit intended at the time of the original grant.

Plan Amendments

     Bancorp’s Board may amend the Plan to comply with changes in the law or for other reasons. Shareholder approval of amendments shall be sought if such approval is necessary to comply with applicable law. Shareholder approval is required for any amendment increasing the total number of shares that may be issued under the Plan. Amendments to the Plan may not affect or change an option granted prior to the amendment without the written consent of the recipient.

Duration of Plan

     The Plan shall continue in effect until, in the aggregate, options and grants have been awarded and exercised with respect to all Bancorp stock subject to the Plan, except that the Plan shall automatically terminate no later than February 26, 2013.

Prior Plan of Oregon Pacific Banking Co.

     The Plan supersedes and replaces the Oregon Pacific Banking Co. Incentive Stock Option Plan of April 14, 1994 (the “Prior Bank Plan”). However, the Bancorp Board feels it is equitable to “grandfather in” options already given under the Prior Bank Plan. Therefore, the Plan provides that all stock option grants made under the Prior Bank Plan, of which unexercised stock options covering 36,315 shares of Oregon Pacific Banking Co. common stock were issued, outstanding and unexercised as of December 31, 2002, will be converted automatically, effective January 1, 2003, into options covering Bancorp common stock. In addition, these options and shares shall be excluded from the 10% percent share limitation provided in the Plan.

Majority Shareholder Approval Required

     The approval of the Plan requires the affirmative vote of the holders of a simple majority of Bancorp’s common stock represented in person or by proxy at Bancorp’s 2003 Annual Meeting. Abstentions and broker non-votes will be considered as votes against the adoption of the Plan.

Management’s Recommendation

     Shareholder approval of the Plan will allow Bancorp to implement an incentive compensation program which, in the opinion of the Board, should be successful in attracting and retaining qualified employees and directors.

     The Board of Directors of Bancorp recommends that shareholders vote FOR the proposed 2003 Stock Incentive Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the ownership of the Company’s Common Stock, which is the Company’s only class of stock issued and outstanding, beneficially owned as of January 31, 2003 by the Board of Directors of the Company and executive officers of the Bank. The table includes the percentage of total Company shares owned by each based on total issued and outstanding shares, as of January 31, 2003, of 2,140,353. Except as disclosed below or elsewhere in this Proxy Statement no person known to the Bank beneficially owns more than 5% of its Common Stock. The mailing address of each person listed below is the Bank’s principal executive offices, 1355 Highway 101, Florence, Oregon 97439.

	Common Stock

		Percent of
	Number of	Outstanding
	Shares	Shares

Directors
Lydia G. Brackney(1)	2,534	0.1%
A.J. Brauer, M.D. (2)	71,116	3.3%
Forrest G. Grigsby (3)	37,977	1.8%
Thomas K. Grove (4)	105,458	5.0%
R. Gary Hoberg (5)	41,321	1.9%
Robert R. King (6)	123,384	5.8%
Marteen L. Wick (7)	2,577	0.1%

	Common Stock

		Percent of
	Number of	Outstanding
	Shares	Shares

Richard L. Yecny(8)	2,420	0.1%

All Directors (8 persons):	386,787	18.1%
Executive Officers
Joanne A. Forsberg	871	**
James C. Griggs	4,000	0.2%
Samuel R. Jones	1,500	**
Jay Miller	900	**

All Directors and Executive Officers as a Group (19 persons)	394,058	18.4%

**Less than .05%

     Note 1: Only officers who owned stock as of January 31, 2003 are listed.

     Note 2: “Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. Share ownership totals include shares held individually, shares owned jointly with other persons including spouses, shares held in trust for the owner or for the owner’s minor children or grandchildren, shares owned by certain other family members and their spouses, and shares owned or controlled directly or indirectly by any of the above through partnerships or corporations, all as more particularly described below. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to such options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

     (1) All shares are owned individually.

     (2) All shares are owned jointly with Dr. Brauer’s wife, Catherine Brauer.

     (3) Includes 31,038 shares held jointly with Mr. Grigsby’s wife, Lynne Grigsby, pursuant to the Siuslaw Valley Electric, Inc. Employee Pension Trust. Also includes 1,074 shares held solely in an Individual Retirement Account (IRA). Also includes 1,057 shares held by Lynne Grigsby in an IRA account and 4,807 shares held by Mr. Grigsby’s son, Stanton Grigsby, as to which Mr. Grigsby disclaims beneficial ownership.

     (4) Includes 46,947 shares jointly owned with Mr. Grove’s spouse, Sharon Grove and 15,811 shares held solely by Mr. Grove’s IRA. This includes 19,998 shares of stock options that are exercisable. It also includes 11,002 shares beneficially owned solely by Mr. Grove’s spouse, of which Mr. Grove disclaims beneficial ownership. Also includes 11,700 shares as to which Mr. Grove shares voting power with the other members of the Bank’s Trust Officers Investment Committee, which administers a charitable trust on behalf of a deceased customer of the Bank.

     (5) Includes 39,960 shares held jointly with Mr. Hoberg’s wife, Wanda Hoberg. This also includes 1,361 shares beneficially owned solely by Mr. Hoberg’s spouse, of which Mr. Hoberg disclaims beneficial ownership.

     (6) Includes 82,834 shares held jointly with Mr. King’s wife, Kay King. Also includes 39,888 shares beneficially owned by Mr. King’s mother, Dorothemae King, 19,944 of those shares as trustee of the Robert K. King Family Trust and 19,944 of those shares as trustee of the Dorothemae King Survivor’s Trust. Mr. King has the right to vote those shares, on all matters submitted to a shareholder vote, as Trustee under a Voting Trust Agreement that expires on July 14, 2004, and may be deemed to beneficially own those shares. Also includes 662 shares of the R. Justin King Trust, of which Mr. King disclaims beneficial ownership.

     (7) All shares owned jointly with Ms. Wick’s husband, John Wick.

     (8) Includes 920 shares held in an Individual Retirement Account and 1,501 shares held jointly with Mr. Yecny’s spouse, Jane Yecny.

MANAGEMENT AND COMPENSATION INFORMATION

Compensation of Directors

     During 2002, Bank directors received $400 per month each as compensation for serving as a director. Directors are also eligible for a discretionary annual performance bonus. No bonuses were awarded to any director in fiscal 2002.

Board Committees and Meetings of Oregon Pacific Bancorp

     The Company only became the holding company of the Bank effective January 1, 2003. The Board of Directors of the Company held no meetings, nor did it appoint any committees, during fiscal 2002.

Board Committees and Meetings of the Bank

     The Board of Directors of the Bank held 12 meetings during fiscal 2002. Each director serving on the Bank Board of Directors during 2002 was present for more than 83% of the aggregate number of all meetings of the Board of Directors held during the year the director was in office.

     The Bank Board of Directors has an Audit Committee that oversees actions taken by the Bank’s examiners and independent auditors. The members of the Committee in fiscal 2002 were Messrs. Yecny, King, and Grigsby until September when Ms. Wick replaced Mr. Grigsby. The Audit Committee held eight meetings in fiscal 2002 and each member attended 100% of the meetings except for Forrest Grigsby, who attended three of the five meetings during the time he was a member of that Committee before being replaced by Ms. Wick.

     The Bank Board of Directors has a Trust Committee. The purpose of the Directors’ Trust Committee is to review any reportable transactions, pending litigation, compliance issues, and conflicts of interest for the Trust Department. All members of the Bank Board are members of the Trust Committee. The Directors’ Trust Committee held 4 meetings in fiscal 2002. Each member attended at least 75% of the meetings.

     The Bank Board of Directors has a Trust Audit Committee. The purpose of the Directors’ Trust Audit Committee is to review Trust reports by the Bank’s examiners and independent auditors. The members of the Committee in fiscal 2002 were Messrs. King and Grigsby and Ms. Wick. The Trust Audit Committee held one meeting in fiscal 2002 where all members were present.

     The Bank Board of Directors also has a Compensation Committee. The Committee reviews the compensation of the Bank’s executive officers and sets compensation policies and guidelines. Three meetings were held during 2002, and each member attended 100% of the meetings.

Executive Officers and Significant Employees

     The following information identifies the Bank’s executive officers. All executive officers serve at the discretion of the Board of Directors. The Bank has no written employment agreements with any of its executive officers.

			YEARS OF
			BANKING
NAME	AGE	POSITION	EXPERIENCE

Thomas K. Grove	57	President, Chief Executive Officer and Secretary	32
Joanne A. Forsberg	51	Controller, Chief Financial Officer	4
Christopher M. Giovinco	53	Senior Vice President and Credit Administrator	30
James C. Griggs	64	Senior Vice President, Sales Manager of Commercial and Consumer Loans	32
Mary Hipkiss	53	Director, Human Resources	4
Samuel R. Jones	56	Director, Financial Services	8
Don Mabry	55	Executive Vice President, Chief Operations Officer	21
Jay Miller	55	Vice President, Manager-Coos Bay	31
Lisa Moreno	36	Sr. Vice President, Regional Manager Real Estate Mortgage Loans	7
Patricia Riley	58	Sr. Vice President, Trust and Asset Management Services	17
Barry Robinson	38	Vice President, Manager-Roseburg	13
K.C. Short	54	Vice President, Senior Commercial Lender	31

     Mr. Grove’s biographical information is set forth under “Information About the Directors Continuing in Office” above.

     Joanne A. Forsberg, a Certified Public Accountant, has been Controller/Chief Financial Officer of the Bank since May 1999. Ms. Forsberg was Audit Manager at Bjorklund and Montplaisir, CPAs in Portland, Oregon from November 1997 through April 1999.

     Christopher M. Giovinco has served as Senior Vice President and Credit Administrator for the Bank since March 2000. Mr. Giovinco was employed by Washington Mutual from 1990 to 2000, serving most recently as Credit Examiner for all Washington Mutual commercial branches.

     James C. Griggs has served as Senior Vice President and Sales Manager of Commercial and Consumer Loans for the Bank since September 1997. From June 1992 to September 1997, Mr. Griggs served as Vice President and Loan Officer of the Bank.

     Mary Hipkiss has served as Director, Human Resources for the Bank since October 2001. From March 1999 Ms. Hipkiss served as assistant or coordinator of the Bank’s Human Resources department. From October 1998 through February 1999 she was a financial advisor with Waddell & Reed, and from March 1993 through November 1999 she was owner of M & M Seaplane Operations, Inc.

     Samuel R. Jones has served as Director of Oregon Pacific Financial Services since joining the Bank in November 1999. Mr. Jones has been in the financial services business for over 20 years. Since 1995 Mr. Jones has been a registered principal with several brokerages and currently represents UVEST Investment Services. He served as Regional Vice President of West One Bank and Trust Department for five years in Coeur d’Alene, Idaho before moving to Oregon.

     Don Mabry has served as Executive Vice President and Chief Operations Officer since January 2002. He worked for Umpqua Bank from January 2001 to January 2002 as Vice President and Manager, Credit Review. From August 1998 through January 2001, Mr. Mabry was the Compliance Officer of Valley of the Rogue Bank. He was a staff accountant at Moss Adams, LLP from 1993 through 1998.

     Jay Miller has served as Vice President and Manager of Coos Bay for the Bank since September 2001. From 1985 until his hire, Mr. Miller held several titles, the latest of which was Vice President/Manager at Western Bank in Bandon, Oregon.

     Lisa Moreno, Senior Vice President and Regional Manager of Real Estate Mortgage Loans, has served the Bank since January 1997. From February 1996 to January 1997, Ms. Moreno served as Vice President of General and Real Estate Construction Loans for the Bank. From March 1990 to February 1996, Ms. Moreno served as a Branch Manager of Norwest Mortgage Co. in Redding, California and Florence, Oregon.

     Patricia Riley, Senior Vice President of Trust and Asset Management Services, has served the Bank since May 2000. Ms. Riley was admitted to the Oregon State Bar in April 1985. She worked for Bank of America in Portland, Oregon from 1985 to 1995 as Vice President/Senior Trust Officer. From 1995 to 2000, Ms. Riley was employed as Vice President/Senior Trust Officer by Union Bank of California in Portland, Oregon.

     Barry Robinson has served as Vice President and Manager of Roseburg for the Bank since September 2001. From February 1999 through September 2001, Mr. Robinson was President/CEO of Roseburg Community Banking Company. He served as Manager/V.P., Commercial Loan Officer at Douglas National Bank from 1990 through April 1998.

     K. C. Short joined the Bank as Vice President and Senior Commercial Lender in November 2002. From December 1999 through November 2002 he served as Vice President and Senior Commercial Lending Officer at Umpqua Bank in Eugene/Springfield. From November 1997 until December 1999 he served as Assistant Vice President and Senior Commercial Lender with Centennial Bank in Springfield, Oregon.

Family Relationships

     There are no family relationships among the directors and executive officers of the Bank.

Compensation Summary

     The following table sets forth certain information regarding the compensation paid in the last three fiscal years to the Bank’s President and Chief Executive Officer, Thomas K. Grove, for services rendered in all capacities to the Bank. Three additional officers, listed below, exceeded $100,000 in 2002.

Summary Compensation Table

				Long-Term
				Compensation
Name and		Salary and		Securities Options	All Other
Principal Position	Year	Commission	Bonus	(#)	Compensation (1)

Thomas K. Grove	2002	$85,160	$71,399	—	$7,756
President, CEO	2001	$83,000	$53,110	—	$9,190
	2000	$80,200	—	—	$8,052
Lisa Moreno	2002	$128,089	$6,000	—	$344
Sr. Vice President
Samuel R. Jones	2002	$101,856	—	—	$917
Director Financial Services
Barry Robinson	2002	$85,148	$15,000	—	$358
Vice President
Manager-Roseburg

(1)      For Mr. Grove, represents fees for service, as a Board of Directors member, of $4,800, $6,800 and $4,800 for 2002, 2001 and 2000, respectively, plus the value of Mr. Grove’s use of a Bank-owned automobile. The total of the perquisites received by Mr. Grove, including the use of the Bank’s automobile and payment of dues for a club membership, did not exceed 10% of his salary plus bonus for the years shown.

Grant of Stock Options

     No stock option grants were made to Mr. Grove in fiscal 2002. No option grants were made in fiscal 2002 to executive officers and key employees. See the Section below entitled “Report on Compensation.”

Option Exercises and Year-End Values

     The following table sets forth certain information regarding options outstanding at year-end:

Aggregate Option Exercises in Fiscal 2002
and Year-End Option/Warrant Values

			Number of Securities Underlying		Value of Unexercised
	Shares Acquired on		Unexercised Options/Warrant at		In-the-Money Options/Warrants at
Name	Exercise (#)	Value Realized ($)	December 31, 2002		December 31, 2002

			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas K. Grove	—	—	19,998	—	$44,995	—
James C. Griggs	—	—	—	4,167	—	$5,209
Lisa Moreno	—	—	—	4,167	—	$5,209

			Number of Securities Underlying		Value of Unexercised
	Shares Acquired on		Unexercised Options/Warrant at		In-the-Money Options/Warrants at
Name	Exercise (#)	Value Realized ($)	December 31, 2002		December 31, 2002

			Exercisable	Unexercisable	Exercisable	Unexercisable

Samuel R. Jones	—	—	—	1,250	—	—
Christopher M Giovinco	—	—	—	1,538	—	$1,154
Joanne A. Forsberg	—	—	—	5,195	—	$12,676

Equity Compensation Plan Summary

     The following table shows the status of option grants under the Bank’s Incentive Stock Option Plan as of December 31, 2002:

Equity Compensation Plan Information

Plan Category	# of Securities to	Weighted-Average	# of Securities
	Be Issued on	Exercise Price of	Remaining Available for
	Exercise of	Outstanding	Future Issuance Under
	Outstanding Options	Options	Plan (Excluding
	(a)	(b)	Securities in Column
(a))
(c)
Equity Compensation Plans Approved by Security Holders	36,315	$5.37	263,685
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total:	36,315	$5.37	263,685

Deferred Compensation and Incentive Plan

     In 1995, the Bank established a Deferred Compensation and Incentive Plan (the “Plan”) under which certain senior officers of the Bank selected by the Board of Directors may defer a portion of their annual compensation, including salary and bonus. Amounts deferred are credited to a bookkeeping deferred compensation account maintained by the Bank for each participant in the Plan. The Bank has no obligation to fund its liability under the Plan, and the deferred compensation accounts under the Plan remain the property of the Bank until distributed to the participants. A participant’s deferrals under the Plan are vested on the first to occur of the following events: (i) the participant’s death or disability while employed by the Bank; (ii) the participant’s retirement; (iii) termination of the Plan; or (iv) termination of the participant’s employment with the Bank. Participants are entitled to the value of the vested portion of their deferred compensation accounts after the occurrence of one of the vesting events described in the preceding sentence. As of December 31, 2002 the Bank’s liability to the seven participants in the Plan was $795,272.

REPORT OF AUDIT COMMITTEE AND COMPENSATION REPORT

Company Committees and Audit Charter

     As the Company only became the holding company of the Bank effective January 1, 2003, and did not appoint any committees during fiscal 2002, the Company has no audit or compensation committee reports for 2002. As of the date of this Proxy Statement the Company has not adopted an Audit Committee Charter. The Company will adopt such a charter by June 30, 2003. The Company expects that the charter will be substantially the same as the Bank’s Audit Committee Charter, a copy of which is attached to this Proxy Statement as Exhibit 2.

Bank Audit Committee

     The Audit Committee of the Bank submits the following report for fiscal 2002. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and the independent auditors, Moss Adams LLP. The Audit Committee also reviewed the scope, conduct, and results of the audit performed by Moss Adams LLP, including the matters required for discussion by Statement of Auditing Standards No. 61. The Audit Committee reviewed the written disclosures regarding the independence of Moss Adams LLP contained in its letter to the Audit Committee as required by Independence Standards Board Standard No. 1.

     Based on the above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The activities of the Bank Audit Committee are governed by its charter. This report is submitted by the Bank’s Audit Committee, consisting of Richard L. Yecny, Robert R. King, and Marteen L. Wick.

     Note: Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement in future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Bank Report on Compensation

     The Bank Compensation Committee submits the following report on executive compensation for fiscal 2002. This report is submitted by the Bank’s Compensation Committee, consisting of A. J. Brauer, Lydia G. Brackney, Forrest G. Grigsby, and Richard L. Yecny.

     The executive compensation policies and programs developed by the Bank are designed to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company’s shareholders. The Bank’s policy is to offer competitive compensation opportunities for its employees based on a combination of factors, including Bank growth, financial performance, and the individual’s personal contribution to the business.

     The Bank’s compensation programs are implemented by the Bank’s Board of Directors and consist of base salary, annual incentives, and long-term incentives. The Bank’s President recommends to the Compensation Committee annual salary adjustments and incentive grants for the Bank’s executive officers other than himself. All members of the Board of Directors ratify Committee decisions concerning executive compensation. Executive officers do not participate in decisions affecting their own compensation.

     In reaching a determination concerning fiscal 2002 executive officer base salaries, the Bank Board of Directors considered the recommendations of the President, which were based in part on a review of competitive information supplied by the Bank’s accountants and compiled by independent compensation consultants. In making recommendations, the President compared the Bank to a selected group of Western Oregon region banks of similar size and business niche, and considered compensation only for executives with similar job descriptions. There is no fixed numerical or formula-based relationship between base salary and corporate performance, or between base salary and the competitive range of salaries that may be offered by competitive companies.

     On an annual basis, the Board of Directors considers the grant of annual incentive bonuses to each executive officer. Incentive bonuses are discretionary. In making its bonus determinations, the Board of Directors takes into consideration the individual’s performance, contribution, and accomplishments during the past fiscal year, and the Bank’s financial performance. In addition, the Board in its discretion may utilize an incentive formula based on the Bank’s return on average equity (“ROAE”) as compared with the Bank’s national peer group. Under this formula, the Bank’s minimum performance must be equal to or greater than the 50th percentile of its peer group on ROAE for the award of an incentive bonus to the Bank’s President and Chief Executive Officer, Thomas K. Grove. Some formulas of other executive officers are substantially similar. The bonus is tied to a fixed percentage of the Bank’s after-tax profit. In fiscal 2002, $75,202 of incentive bonuses were awarded to executive officers, including $43,808 awarded to Mr. Grove. By contrast, $132,243 of incentive bonuses were awarded to executive officers, including $71,399 awarded to Mr. Grove in 2001.

     In 1994, the shareholders of the Bank approved an Incentive Stock Option Plan (“ISOP”). The Bank Board of Directors recommended the ISOP because it believed that stock ownership by executive officers and key employees provides valuable incentives for those persons to benefit as the common stock price increases, and that stock option-based incentive compensation arrangements help align the interests of executives, employees, and shareholders. From 1994 and continuing through 2002, the Bank Board of Directors had the ability to grant stock options to executives and key employees through the ISOP. Under the ISOP, there were options outstanding for 36,315 shares as of December 31, 2002. The ISOP provided for an aggregate of 300,000 shares of the Bank’s common stock to be granted to key employees. All of these grants were made prior to 2002, and no option grants were made in fiscal 2002 to executive officers and key employees.

     On January 1, 2003, the Bank became the wholly-owned subsidiary of the Company, and all shares of Bank stock were exchanged for Company stock. As described in detail elsewhere in this Proxy Statement, the Board of Directors of the Company is submitting for shareholder approval at the 2003 Annual Meeting a new stock-based incentive plan which authorizes both stock options and other forms of stock-based compensation. Among other things, the new plan provides that options granted under the Bank’s ISOP shall be converted automatically, effective January 1, 2003, into options covering Company common stock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and executive officers of the Bank, members of their immediate families and certain companies with which those individuals are associated are customers of and have banking transactions with the Bank in the ordinary course of business. The Bank expects to have similar banking transactions in the future. All outstanding loans and commitments included in those transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Bank must comply with federal and state laws, which generally prohibit any preferential terms or rates.

PROPOSALS OF SHAREHOLDERS

     Under Section 1.8 of the Company’s Bylaws, unless otherwise permitted by the Board of Directors, any business, including without limitation nominations of directors, may be properly brought before an annual shareholders’ meeting, or before any special meeting of shareholders, by a shareholder only upon the shareholder’s timely notice in writing to the secretary of the Bank. To be timely, a shareholder’s written notice must be physically received at the principal executive offices of the Bank not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting. A shareholder’s notice under this provision shall set forth (i) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of the Bank which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number or shares of stock, if any, of the Bank which are beneficially owned by such person, (d) the proposed nominee’s written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

     In addition, shareholder proposals intended for inclusion in the proxy materials for the Company’s 2004 Annual Meeting of Shareholders must be received by the Bank not later than November 26, 2003. Any such proposals should be directed to: Corporate Secretary, Oregon Pacific Bancorp, 1355 Highway 101, P.O. Box 22000, Florence, Oregon 97439.

INDEPENDENT AUDITORS

     The Audit Committee retained Moss Adams LLP, independent auditors, to audit the Bank’s financial statements for the fiscal year ending December 31, 2002. Representatives of Moss Adams LLP are not expected to be present at the 2003 Annual Meeting.

Audit Fees

     The Bank paid Moss Adams LLP $44,000 for professional services rendered in connection the audit of the Company’s financial statements for 2001 and for the review of the Company’s quarterly financial statements for the first three quarters of 2002.

All Other Fees

     The Bank paid Moss Adams LLP $20,000 for all other services rendered to the Company and its subsidiaries during 2002. The Audit Committee considered whether the provision of these services by Moss Adams LLP is compatible with maintaining Moss Adams LLP’s independence. (Moss Adams LLP performed no information systems design or implementation services for the Bank in 2002.)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bank’s directors, executive officers and persons who own 10% of the Bank’s Common Stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Bank on Forms 4 and 5. Reporting persons are required by SEC regulations to furnish the Bank with copies of all Section 16(a) reports that they file. All Section 16(a) reports were timely filed in 2002.

OTHER BUSINESS

     The Board of Directors does not intend to present any business at the 2003 Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders and as described in this Proxy Statement, and has no present knowledge that any others intend to present business at the 2003 Annual Meeting. However, if other matters requiring a shareholders vote properly come before the 2003 Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to those matters.

ANNUAL REPORT

     A copy of the Bank’s 2002 Annual Report to Shareholders accompanies this Proxy Statement.

AVAILABILITY OF FORM 10-K AND OTHER INFORMATION

     A full copy (without exhibits) of the Company’s Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission is available free of charge upon written request. Please direct the request to Oregon Pacific Bancorp, P.O. Box 22000, Florence, Oregon, 97439. The Company’s filings under the Exchange Act, including exhibits, may also be accessed over the Internet through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of any exhibits attached to such Form 10-K are available from the Company at a charge of $.25 per page, the Company’s reasonable expense for copying and mailing such materials, upon written request.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to holders of the Bank’s Common Stock with the cumulative total return of the Nasdaq U.S. Stock Market, and the Standard & Poor’s Small Cap Index for the period beginning January 1, 1998, the first trading day of the Common Stock, and ending February 28, 2003.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	02/28/03

Bank	$105.35	$117.64	$73.45	$92.64	$131.97	$124.67
NASDAQ	$139.63	$259.13	$157.32	$124.20	$85.66	$85.17
S & P Small Cap	$97.91	$109.18	$121.21	$139.20	$108.53	$110.40

[Assumes $100 invested in the Bank’s Common Stock, the Nasdaq U.S. Stock Market, and the Standard & Poor’s Small Cap Index, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.]

By Order of the Board of Directors

Thomas K. Grove
President, Chief Executive Officer

Florence, Oregon
March 21, 2003

EXHIBIT 1.

OREGON PACIFIC BANCORP

2003 STOCK INCENTIVE PLAN

     1.     Purpose. The purpose of this 2003 Stock Incentive Plan (the “Plan”) is to enable Oregon Pacific Bancorp (the “Company”) to attract and retain experienced and able employees of the Company and to provide an incentive to these individuals to exert their best efforts for the Company and its shareholders. As used herein “Company” includes any subsidiary or other affiliate of the Company.

     2.     Types of Stock Incentives Available. The Board of Directors of the Company (the “Board”) is authorized to make two kinds of stock option grants of the common stock (“Stock”) of the Company: (i) grants of Incentive Stock Options and (ii) grants of Non-Statutory Stock Options. Stock option grants shall be made subject to the conditions and restrictions set forth in Section 7 of the Plan. In addition, the Board may grant, stock appreciation rights or bonus rights, award bonus grants of Stock, and award other types of stock-based incentives as may be allowable by law. The Board shall specify the action taken with respect to each person given a stock incentive under the Plan, and with respect to options, shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. As used herein, “Board” includes any committee of the Board established to administer the Plan.

     3.     Administration.

     3.1 Board of Directors. The Board shall administer the Plan, and shall determine and designate the persons to whom grants shall be made and the amounts, terms and conditions of such grants. Subject to the provisions of the Plan, the Board may adopt or amend rules and regulations for the administration of the Plan. The interpretation and construction of the Plan by the Board shall be final and conclusive. The Board may delegate to a committee of the Board authority to administer the Plan; provided that only the Board, and not a committee, may amend or terminate the Plan as provided elsewhere herein. No member of the Board shall vote upon or otherwise participate in any decisions of the Board with respect to the grant of any award under this Plan to that member.

     3.2 Stock Valuation. Whenever the operation of the Plan or applicable law requires that the fair market value of the Stock be determined, the fair market value shall be established in accordance with methods chosen by the Board in its discretion and in accordance with its fiduciary duties.

     4.     Eligibility. Awards may be made under the Plan to officers and key employees of the Company whom the Board believes have made or will make an essential contribution to the Company. In addition, non-employee directors of the Company shall be eligible for Non-Statutory Stock Options and other forms of stock-based compensation, other than Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986.

     5.     Shares Subject to the Plan. Except as provided in Sections 13 and 19, the total number of shares of Stock that may be issued upon the exercise of all options or awards granted under the Plan shall at no time exceed in the aggregate 10% of the total of all issued and outstanding shares of Company common stock. If any option under the Plan expires or is canceled or terminated and is unexercised in whole or in part, the shares of Stock allocable to the unexercised portion shall again become available for awards under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board.

     6.     Effective Date and Duration of Plan.

     6.1 Effective Date. The Plan shall become effective (the “Effective Date”) upon the vote of the required statutory majority of the shareholders of the Company ratifying the adoption of the Plan by the Board. Grants may be made under the Plan at any time after the Effective Date and before termination of the Plan.

     6.2 Duration of the Plan. The Plan shall continue in effect until, in the aggregate, options and grants have been awarded and exercised with respect to all Stock subject to the Plan under paragraph 5 (subject to any adjustments under paragraph 10); provided, that the Plan shall terminate no later than ten (10) years from the date the Plan was first approved by the Board of Directors. No grants or awards may be made after termination. The Board may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan.

Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

     7.     Stock Option Grants.

     7.1 Power of Board of Directors. The Board may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) grant options other than Incentive Stock Options (hereinafter “Non-Statutory Stock Options”). The Board shall specify the action taken with respect to each person granted an option under the Plan, and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. All such grants are subject to the restrictions described elsewhere in the Plan

     7.2 General Rules Relating to Grants of Stock Options.

          7.2.1 Time of Exercise. Except as provided in paragraph 9, stock options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board and stated in the option, provided that options shall not be exercised for fractional shares. If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

          7.2.2 Discretion of Board. Subject to any restrictions under applicable law, the Board shall have the broadest possible discretion to determine the particular terms and conditions of each stock option grant made under the Plan. Such terms and conditions may relate to, without limitation: (i) the vesting of the option over time; (ii) the time of exercise of the option; and (iii) the forfeiture of the option grant upon certain conditions, including termination of employment. In addition, the Company may require, as a condition of the grant, that the grantee shall remain in the employment of the Company for a specified period, and that the grantee shall be bound by post-employment non-competition provisions. All such terms and conditions shall be specified in the written form of grant, which shall be countersigned by the grantee. Nothing in the Plan shall require the Board to make identical stock option grants to employees with the same rank or class within the Company, or to make grants to each member of the same rank or class. Each stock option grant shall contain such terms and conditions as are appropriate to the specific and unique circumstances of each grantee.

          7.2.3 Purchase of Shares. Shares may be purchased or acquired pursuant to an option only on receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice. On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, in shares of Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Stock. No shares shall be issued until full payment has been made. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with the issuance of the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before issuance of the shares, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. The optionee exercising the option shall be solely responsible for payment of federal income taxes and other taxes for which optionee is liable as a result of the exercise.

          7.2.4 Vesting. All stock options granted under the Plan shall fully vest on the date of grant, unless the terms of the grant expressly provide otherwise.

     7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

          7.3.1 Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value on the date of grant of the Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

          7.3.2 Option Price. The option exercise price per share under each option granted under the Plan shall be determined by the Board, but the option price with respect to an Incentive Stock Option shall be not less than 100 percent of the fair market value of the shares of Stock covered by the option on the date the option is granted.

          7.3.3 Duration of Options. Subject to paragraphs 7.3.4 and 9, each option granted under the Plan shall continue in effect for the period fixed by the Board, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

          7.3.4 Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee of the Company, or of any parent or subsidiary of the Company, possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if (i) the option price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted, and (ii) the option by its terms is not exercisable after the expiration of five years from the date it is granted.

          7.3.5 Limitation on Time of Grant. No Incentive Stock Option may be granted on or after the tenth anniversary of the Effective Date.

     7.4 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

          7.4.1 Option Price. The option exercise price per share for a Non-Statutory Stock Option granted under the Plan shall be determined by the Board, but the option price with respect to a Non-Statutory Stock Option shall be not less than 100 percent of the fair market value of the shares of Stock covered by the option on the date the option is granted.

          7.4.2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board.

     8.     Stock Bonuses.

     8.1 Bonus Awards; Conditions. Stock awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board at the time the Stock is awarded as a bonus. The Board may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any money consideration except as provided in the last sentence of this paragraph. The agreement may contain such terms, conditions, representations, and warranties as the Board may require. The Company may require any recipient of a Stock bonus to pay to the Company amounts necessary to satisfy any applicable federal, state, or local tax withholding requirements prior to issuance of the shares.

     9.     Stock Appreciation Rights.

     9.1 Description. Each stock appreciation right shall entitle the holder, on exercise, to receive from the Company in exchange therefore an amount equal in value to the excess of the fair market value on the date of exercise of one share of Stock over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.

     9.2 Exercise. A stock appreciation right shall be exercisable only at the time or times established by the Board. If a stock appreciation right is granted in connection with an option, then it shall be exercisable only to the extent and on the same conditions that the related option is exercisable. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates must be surrendered unexercised.

     9.3 Payment. Payment by the Company upon exercise of a stock appreciation right may be made in shares of Stock valued at fair market value, or in cash, or partly in Stock and partly in cash, as determined by the Board. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Board the number of shares may be rounded to the next whole share.

     9.4 Adjustment. In the event of any adjustment pursuant the Plan in the number of shares of Stock subject to an option granted under the Plan, any stock appreciation right granted hereunder in connection with such option shall be proportionately adjusted.

     10.     Cash Bonus Rights.

     10.1 Grant. The Board may grant bonus rights under the Plan in connection with: (i) an option or stock appreciation right granted or previously granted, and (ii) Stock awarded, or previously awarded, as a bonus. Bonus rights will be subject to such rules, terms, and conditions as the Board may prescribe.

     10.2 Bonus Rights, Options and SARs. A bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or is surrendered in connection with the exercise of a stock appreciation right related to the option) in whole or in part. A bonus right granted in connection with a stock appreciation right will entitle the holder to a cash bonus when the stock appreciation right is exercised. Upon exercise of an option, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Upon exercise of a stock appreciation right, the bonus shall be determined by multiplying the total fair market value of the shares or cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board but shall in no event exceed one hundred percent (100%) of the fair market value of the Company’s Stock as of the date of grant of the bonus right.

     10.3 Bonus Rights and Stock Bonuses. A bonus right granted in connection with Stock awarded as a bonus will entitle the person awarded such Stock to a cash bonus either at the time the Stock is awarded or at such time as restrictions, if any, to which the Stock is subject lapse. If Stock awarded is subject to restrictions and is forfeited by the holder, the bonus right granted in connection with such Stock shall terminate and may not be exercised. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board.

     10.4 Bonus Rights and Stock Purchases. A bonus right granted in connection with Stock purchased hereunder (excluding Stock purchased pursuant to an option) shall terminate and may not be exercised in the event the Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Stock. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board.

     11.     Nontransferability. Options and other awards granted under the Plan shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution applicable to the holder’s estate, and shall be exercisable during the holder’s lifetime only by the holder.

     12.     Impact of Termination of Employment on Awards.

     12.1 Retirement or General Termination. Unless otherwise determined by the Board, if an employee’s employment by the Company is terminated by retirement or for any reason other than in the circumstances specified in 12.2 below, any option or award held by the employee may be exercised at any time prior to its expiration date or the expiration of 90 days after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option or award on the date of termination. The transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

     12.2 Death or Disability. Unless otherwise determined by the Board, if an employee’s employment by the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any option or award held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares for which the employee was entitled to exercise the option or award on the date of termination or (b) the number of remaining shares for which the employee would have been entitled to exercise the option or awards if such option award had been 50 percent exercisable on the date of termination. If an employee’s employment is terminated by death, any option or award held by the employee shall be exercisable only by the person or persons to whom the employee’s rights under the option or award pass by the employee’s will or by the laws of descent and distribution applicable to the employee’s estate.

     12.3 Termination of Unexercised Rights. To the extent an option or other award held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above, all further rights to exercise the option or award shall terminate at the expiration of such periods.

     13.     Adjustments. If the Board determines that an adjustment in the number of shares of Stock subject to outstanding grants of options is required, by reason of a merger, reorganization or other change, in order to prevent the dilution or enlargement of the benefits, or potential benefits, which the Board intended to be made available under the Plan, the Board shall make appropriate and proportional adjustments in the kind and number of shares as to which stock options may be granted. A corresponding adjustment changing the number and kind of shares of Stock as to which option shares, and the exercise prices per share allocated to the unexercised stock options, or portions thereof, which have been granted prior to any such change shall likewise be made. The Board may increase the percentage share issuance limitation provided in Section 5 of the Plan in making such mandatory adjustments. Any such adjustments made by the Board shall be final. Examples of events which may require an adjustment include, without limitation: (i) the issuance of a stock dividend; (ii) a stock split or reverse stock split; and (iii) a recapitalization, reorganization, merger, consolidation, merger, split-up, spin-off, combination, repurchase, exchange of shares or other corporate transaction or event involving or affecting the Stock. The adjustments which the Board may make include, without limitation: (i) adjusting the number or percentage of shares of Stock with respect to which grants may be made; (ii) adjusting the number of shares of Stock subject to outstanding awards, including issued but unexercised option grants; and (iii) adjusting the exercise price of any issued but unexercised option grants, or where appropriate, providing for a cash payment to the holder of an outstanding grant. The Board may issue fractional shares of stock as a result of such adjustments.

     14.     Change of Control. Notwithstanding any other provision of the Plan or of the terms of a specific grant to the contrary, on the effective date of any Change of Control of the Company any grant of a Stock option or other award under the Plan which is not vested shall vest immediately and fully. As used herein, “Change of Control” means (i) the acquisition of twenty-five percent (25%) or more of the voting securities of the Company by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or (ii) any such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) of such voting securities if any of the Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Company. The term “person” means an individual, corporation, bank, bank holding company, or other entity, but excludes any employee stock ownership plan established for the benefit of employees of the Company or any of its subsidiaries or other affiliates.

     15.     Amendment of Plan. The Board may at any time amend the Plan to comply with changes in the law or for any other reason. Amendments to the Plan shall not be submitted to the shareholders of the Company for approval except at the discretion of the Board, unless applicable law requires shareholder approval of the amendment or amendments, except that shareholder approval shall be required to increase the total number of shares of Stock subject to issuance through the exercise of option grants made under the Plan. Except as provided in the Plan, however, no change in an option already granted shall be made without the written consent of the option holder.

     16.     Approvals. The obligations of the Company under the Plan may be subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with any grants made under the Plan. The Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by legal counsel that doing so would violate applicable state or federal laws.

     17.     Employment Rights. Nothing in the Plan or any grant pursuant to the Plan shall confer on a Company employee any right to be continued in the employment of the Company, or shall interfere in any way with the right of the Company to terminate such employee’s employment at any time, with or without cause.

     18.     Rights as a Shareholder. A holder of an option grant or other award under the Plan shall have no rights as a shareholder with respect to any shares covered by the option or award until the date of issuance of stock to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock issuance.

     19.     Prior Plans; Prior Bank Plan. The Plan supersedes and replaces any prior plans of the Company, if any, permitting or relating to the award of stock options, the grant of stock bonuses, or the issuance of any other kinds of stock-based incentive compensation described in the Plan; provided, that the adoption and approval of the Plan shall not affect grants and awards made under any such prior plans or the rights of recipients of such grants and awards, all of which such prior grants and awards shall be and are deemed affirmed and ratified; and provided further, that all stock option grants made under the Oregon Pacific Banking Co. Incentive Stock Option Plan of April 14, 1994, of which unexercised stock options covering 36,315 shares of the Oregon Pacific Banking Co. common stock were issued, outstanding and unexercised as of December 31, 2002, shall be converted automatically, effective January 1, 2003, into options covering Company common stock, which options and shares shall be excluded from the percentage share limitation provided in Section 5 herein.

Date of Approval by Board: February 26, 2003.

EXHIBIT 2.

OREGON PACIFIC BANKING CO.

AUDIT COMMITTEE CHARTER

Mission and Structure

The committee assists the Board of Directors (Board) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control, and financial reporting practices of the bank. It may also have such other duties as may from time to time be assigned to it by the Board.

One member of the committee shall be appointed as chair. The chair shall be responsible for leadership of the committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

Membership

The audit committee will be composed of not less than three members of the Board. They will be selected by the Chairman of the Board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity. The committee membership will meet the requirements of the audit committee rules of the Nasdaq stock exchange. Accordingly, none of the members will be an officer or employee of the bank or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. Each member will be financially literate, and at least one member of the audit committee will have accounting or financial management expertise. Members cannot accept consulting, advisory, or other compensatory fees from the bank, or be an affiliated person of the bank or any subsidiary.

General Responsibilities

1.	The audit committee will be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the bank.

2.	The audit committee will ensure that the independent auditors submits annually a formal written statement of delineating all relationships between the independent auditors and the bank consistent with Independence Standards Board Standard Number 1. They also will consider, with a view to auditor independence, the fees paid to the auditors for audit services, information technology services, and all other services and consider whether the performance of any non-audit services is compatible with their independence. The committee is responsible for engaging in a dialogue with the auditors with respect to such disclosed relationships that may impact the objectivity and independence of the external auditor and recommending that the Board of Directors take appropriate action to satisfy itself of the auditors’ independence.

3.	The audit committee will discuss with management and the independent auditors the adequacy and effectiveness of the bank’s accounting and financial records and system for monitoring and managing business risk and legal compliance programs.

4.	The audit committee must report committee actions to the full Board of Directors and may make appropriate recommendations.

5.	The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

6.	The audit committee will maintain procedures for the receipt, retention, and treatment of complaints about accounting, internal controls, or auditing matters, as well as confidential, anonymous submission by employees regarding accounting or auditing matters.

7.	The committee will meet at least four times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

8.	The committee will do whatever else the law, the company’s charter or bylaws or the Board of Directors require.

Specific Responsibilities

The activities of the committee may result in the following types of actions:

1.	Those in which the committee will inform the Board that action has been taken in the Board’s interest and does not require prior board approval.

•	Review and approval of the scope of the annual audit for the bank recommended jointly by the independent auditors and management.

•	Provide a report for the annual proxy statement that discloses whether the audit committee reviewed and discussed certain matters with management and the auditors, and whether it recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Federal Reserve Board.

•	File a copy of the written charter every three years as required by the SEC.

•	Select, evaluate and, where appropriate, replace the independent auditors.

•	Pre-approve any non-audit services provided by the independent auditor (not to exceed 5% of the total amount of revenues paid by the bank to its auditor). The chair has authority to approve such services with later disclosure to the full committee.

•	Establish procedures for: (1) the treatment of complaints received regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

2.	Those in which the committee will review and study and then recommend action by the Board.

•	Review major accounting policy changes before implementation.

•	Review SEC registration statements before signature by other Board members.

•	Review annual and quarterly audit/review reports and the content of proposed published reports, primarily the Management Discussion and Analysis section for adequate disclosure.

3.	Those in which the committee will review and study and provide summary information to the Board when appropriate.

•	Review trends in accounting policy changes proposed or adopted by the bank such as the Financial Accounting Standards Board, the SEC, and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

•	Interview independent CPA’s for review and analysis of strengths and weaknesses of the company’s financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

•	Review at least annually a summary of the status of bank certifications.

•	Review insurance programs from the standpoint of gaps and exposure as well as fraud.

•	Review reports of each examination made by bank supervising authorities and report to the board within 60 days after the receipt of the report relative to the criticisms and suggestions contained in the report. The report to the board shall be recorded in the minute book of the bank. A certified copy shall be transmitted to the Director of the Department of Consumer and Business Services within five days.

Other Procedures of the Committee

The committee will keep minutes and other relevant records of all its meetings. The committee will review its charter with the board on an annual basis.

REVOCABLE PROXY
OREGON PACIFIC BANCORP

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 22, 2003

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas K. Grove and A. J. Brauer, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Oregon Pacific Bancorp held of record by the undersigned on March 7, 2003 at the Annual Meeting of Shareholders to be held on April 22, 2003.

			With-	For All
		For	hold	Except
1.	Election of Directors. Elect the following three nominees to serve as directors for a three-year term or until their respective successors are elected and qualified.	☐	☐	☐

LYDIA G. BRACKNEY	RICHARD L. YECNY	A.J. BRAUER, M.D.

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

     In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES”.

		For	Against	Abstain
2.	Approval of 2003 Stock Incentive Plan. Please vote either FOR or AGAINST (or abstain from) the approval of the Oregon Pacific Bancorp 2003 Stock Incentive Plan. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR THE PLAN”	☐	☐	☐

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

Please be sure to sign and date this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

^          Detach above card, sign, date and mail in postage paid envelope provided.          ^

OREGON PACIFIC BANCORP

     When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.